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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 4, 2006 relating to the financial statements of GMARKET INC., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ Samil PricewaterhouseCoopers

Samil PricewaterhouseCoopers
Seoul, Korea
June 14, 2006